News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2024 Third Quarter Financial Results

Troy, MI, November 13, 2024 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the third quarter ended September 30, 2024. This quarter, the Company reported a $61 million gain on the sale of its insurance agency operations, completed in August of this year, along with an adjusted operating loss of over $7 million in the period.

Third Quarter 2024 Financial Highlights

•
$61 Million gain on sale of insurance agency operations
•
Adjusted operating loss of $7.4 million or ($0.60) a share
•
Net income of $53.3 million for the period

Management Comments

Brian Roney, CEO of Conifer, commented, "Third quarter results reflect the successful culmination of the sale of our insurance agency operations to Bishop Street Underwriters. With the sale, and the majority of our commercial lines production in runoff, we are focusing underwriting efforts on select personal lines, particularly in Texas and Midwest homeowners.”

Reduction of Commercial Lines Business

For the period, total Gross Written Premium was down almost 61% overall, and net earned premium was down 39%. As a result of the sale completed in August 2024, we no longer have any insurance agency operations, and we expect a significant decline in revenue. We expect commercial lines business to represent 10% or less of our written premiums going forward. As a result, we expect any future premiums will primarily consist of personal lines business, notably our homeowner’s insurance portfolio in Texas and the Midwest. As detailed in the personal lines results overview below, gross written premium for those lines of business for the third quarter of 2024 increased 10% from the prior year period.

Conifer Holdings, Inc. Page 2

November 13, 2024

2024 Third Quarter Financial Results Overview

	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$15,086	$38,548	-60.9%	$58,370	$119,436	-51.1%
Net written premiums	11,174	5,689	96.4%	39,812	53,359	-25.4%
Net earned premiums	14,601	23,979	-39.1%	48,154	69,114	-30.3%

Net investment income	1,391	1,439	-3.3%	4,411	4,036	9.3%
Net realized investment gains (losses)	(7)	-	**	(125)	-	**
Change in fair value of equity securities	(29)	(87)	66.7%	(182)	595	-130.6%

Net income (loss) allocable to common shareholders	52,788	(2,706)		48,912	(6,444)
Net income (loss) allocable to common shareholders per share, diluted	$4.32	$(0.22)		$4.00	$(0.53)

Adjusted operating income (loss)*	(7,352)	(4,275)		(9,554)	(8,456)
Adjusted operating income (loss) per share, diluted*	$(0.60)	$(0.35)		$(0.78)	$(0.69)

Book value per common share outstanding	$4.01	$0.24		$4.01	$0.24

Weighted average shares outstanding, basic and diluted	12,222,881	12,222,881		12,222,881	12,219,713

Underwriting ratios:
Loss ratio (1)	103.8%	86.9%		84.8%	77.8%
Expense ratio (2)	39.3%	33.9%		35.2%	36.3%
Combined ratio (3)	143.1%	120.8%		120.0%	114.1%

2024 Third Quarter Gross Written Premium

Gross written premiums decreased significantly in the third quarter of 2024 to $15 million, compared to $38.5 million in the prior year period. This decrease reflects the Company’s fundamental shift away from commercial lines insurance business. We expect this to continue to decrease following the sale of our insurance agency operations, as the commercial lines business produced in the future by our former insurance agency operations will be written by other carriers.

Conifer Holdings, Inc. Page 3

November 13, 2024

Commercial Lines Financial and Operational Review

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands)

Gross written premiums	$4,018	$28,492	-85.9%	$23,562	$92,228	-74.5%
Net written premiums	1,481	(3,155)	146.9%	14,053	29,571	-52.5%
Net earned premiums	6,428	17,315	-62.9%	23,906	51,925	-54.0%

Underwriting ratios:
Loss ratio	168.0%	88.8%		102.1%	76.0%
Expense ratio	29.1%	31.7%		29.1%	35.1%
Combined ratio	197.1%	120.5%		131.2%	111.1%

Contribution to combined ratio from net (favorable) adverse prior year development	123.4%	23.3%		41.9%	7.9%

Accident year combined ratio (1)	73.7%	97.2%		89.3%	103.2%

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company’s commercial lines production was down almost 86% in the quarter and represented roughly 27% of total gross written premium in the third quarter of 2024. Commercial lines net earned premium was down 63% for the same period. In the quarter, the commercial lines loss ratio was up significantly, as we further focused on strengthening reserves overall.

Conifer Holdings, Inc. Page 4

November 13, 2024

Personal Lines Financial and Operational Review

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands)

Gross written premiums	$11,068	$10,056	10.1%	$34,808	$27,208	27.9%
Net written premiums	9,693	8,844	9.6%	25,759	23,788	8.3%
Net earned premiums	8,173	6,664	22.6%	24,248	17,189	41.1%

Underwriting ratios:
Loss ratio	53.3%	82.0%		67.8%	83.3%
Expense ratio	47.4%	39.7%		41.2%	39.9%
Combined ratio	100.7%	121.7%		109.0%	123.2%

Contribution to combined ratio from net (favorable) adverse prior year development	-0.7%	-6.3%		0.6%	-6.8%

Accident year combined ratio	101.4%	128.0%		108.4%	130.0%

Personal lines premium represented 73% of total gross written premium for the quarter. Personal lines gross written premium increased 10% from the prior year period to just over $11 million for the third quarter of 2024, led by growth in the Company’s low-value dwelling line of business in Texas and the Midwest. Despite significant storm activity in the period and for the year, the combined ratio for personal lines business improved compared to the same period in 2023.

Combined Ratio Analysis

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Underwriting ratios:
Loss ratio	103.8%	86.9%	84.8%	77.8%
Expense ratio	39.3%	33.9%	35.2%	36.3%
Combined ratio	143.1%	120.8%	120.0%	114.1%

Contribution to combined ratio from net (favorable)
adverse prior year development	53.9%	15.0%	21.1%	4.2%

Accident year combined ratio	89.2%	105.8%	98.9%	109.9%

Net Investment Income

Net investment income was $1.4 million for both the quarter ended September 30, 2024 and the quarter ended September 30, 2023.

Conifer Holdings, Inc. Page 5

November 13, 2024

Change in Fair Value of Equity Securities

During the quarter, the Company reported a loss from the change in fair value of equity investments of $29,000, compared to a $87,000 loss in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported net income allocable to common shareholders of $52.8 million, or $4.32 per share, for the third quarter of 2024.

Adjusted Operating Income (Loss)

In the third quarter of 2024, the Company reported an adjusted operating loss of $7.4 million, or $0.60 per share. See Definitions of Non-GAAP Measures.

About Conifer Holdings

Conifer Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, Conifer offers specialty insurance coverage for both commercial and personal lines, marketing through independent agents The Company is traded on the Nasdaq Capital Market under the symbol CNFR. Additional information is available on the Company's website at www.ir.cnfrh.com.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding future revenue, premiums, earnings, its capital position, expansion, and business strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our Form 10-K (“Item 1A Risk Factors”) filed with the SEC on April 1, 2024, the Form 10-Q filed with the SEC on November 13, 2024 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this press release speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Conifer Holdings, Inc. Page 6

November 13, 2024

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains and losses, 2) change in fair value of equity securities and 3) net income from discontinued operations. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(dollar in thousands, except share and per share amounts)

Net income (loss) allocable to common shareholders	$52,788	$(2,706)	$48,912	$(6,444)
Less:
Net realized investment gains (losses)	(7)	-	(125)	-
Change in fair value of equity securities	(29)	(87)	(182)	595
Net income from discontinued operations	60,176	1,656	58,773	1,417
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$(7,352)	$(4,275)	$(9,554)	$(8,456)

Weighted average common shares, diluted	12,222,881	12,222,881	12,222,881	12,219,713

Diluted income (loss) per common share:
Net income (loss) allocable to common shareholders	$4.32	$(0.22)	$4.00	$(0.53)
Less:
Net realized investment gains (losses)	-	-	(0.01)	-
Change in fair value of equity securities	-	(0.01)	(0.02)	0.05
Net income from discontinued operations	4.92	0.14	4.81	0.11
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$(0.60)	$(0.35)	$(0.78)	$(0.69)

* The Company has recorded a full valuation allowance against its deferred tax assets as of September 30, 2024 and September 30, 2023, respectively. As a result, there were no taxable impacts to adjusted operating income from the adjustments to net income (loss) in the table above after taking into account the use of NOLs and the change in the valuation allowance.

Conifer Holdings, Inc. Page 7

November 13, 2024

	September 30,	December 31,
	2024	2023
Assets
Investment securities:
Debt securities, at fair value (amortized cost of $125,257 and $135,370, respectively)	$115,161	$122,113
Equity securities, at fair value (cost of $1,838 and $2,385, respectively)	1,625	2,354
Short-term investments, at fair value	21,255	20,838
Total investments	138,041	145,305

Cash and cash equivalents	32,389	10,663
Premiums and agents' balances receivable, net	12,753	29,364
Receivable from Affiliate	-	1,047
Reinsurance recoverables on unpaid losses	65,860	70,807
Reinsurance recoverables on paid losses	12,919	12,619
Prepaid reinsurance premiums	9,545	28,908
Deferred policy acquisition costs	6,590	6,405
Receivable from contingent considerations	12,924	-
Other assets	8,831	7,036
Assets from discontinued operations	-	3,452
Total assets	$299,852	$315,606

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$160,905	$174,612
Unearned premiums	36,628	65,150
Reinsurance premiums payable	-	246
Debt	16,473	25,061
Funds held under reinsurance agreements	23,495	24,550
Premiums payable to other insureds	-	13,986
Liabilities from discontinued operations	-	4,083
Accounts payable and accrued expenses	13,300	5,029
Total liabilities	250,801	312,717

Commitments and contingencies	—	—

Shareholders' equity:
Preferred stock, no par value (10,000,000 shares authorized; 0 and 1,000 issued and outstanding, respectively)	-	6,000
Common stock, no par value (100,000,000 shares authorized; 12,222,881 issued and outstanding, respectively)	98,162	98,100
Accumulated deficit	(37,771)	(86,683)
Accumulated other comprehensive income (loss)	(11,340)	(14,528)
Total shareholders' equity	49,051	2,889
Total liabilities and shareholders' equity	$299,852	$315,606

Conifer Holdings, Inc. Page 8

November 13, 2024

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue and Other Income
Premiums
Gross earned premiums	$23,278	$38,150	$86,891	$108,457
Ceded earned premiums	(8,677)	(14,171)	(38,737)	(39,343)
Net earned premiums	14,601	23,979	48,154	69,114
Net investment income	1,391	1,439	4,411	4,036
Net realized investment gains (losses)	(7)	—	(125)	-
Change in fair value of equity securities	(29)	(87)	(182)	595
Other income	61	109	287	408
Total revenue and other income	16,017	25,440	52,545	74,153

Expenses
Losses and loss adjustment expenses, net	15,152	20,911	40,953	53,943
Policy acquisition costs	3,249	4,400	9,800	13,405
Operating expenses	3,594	4,093	8,666	12,769
Interest expense	2,275	855	4,021	2,361
Total expenses	24,270	30,259	63,440	82,478

Income (loss) before equity earnings in Affiliate and income taxes	(8,253)	(4,819)	(10,895)	(8,325)
Income tax expense (benefit)	(1,367)	(457)	(1,851)	(464)

Net income (loss) from continuing operations	(6,886)	(4,362)	(9,044)	(7,861)
Net income (loss) from discontinued operations	60,176	1,656	58,773	1,417
Net income (loss)	53,290	(2,706)	49,729	(6,444)
Preferred stock dividends	502	-	817	-
Net income (loss) allocable to common shareholders	52,788	(2,706)	48,912	(6,444)

Earnings (loss) per common share, basic and diluted
Net income (loss) from continuing operations	$(0.60)	$(0.36)	$(0.81)	$(0.64)
Net income (loss) from discontinued operations	$4.92	$0.14	$4.81	$0.12
Net income (loss) allocable to common shareholders	$4.32	$(0.22)	$4.00	$(0.53)

Weighted average common shares outstanding, basic and diluted	12,222,881	12,222,881	12,222,881	12,219,713